UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 5, 2006
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14400 North 87th Street
Scottsdale, Arizona	85260-3649
(Address of principal executive offices)	(Zip Code)
(480) 308-3000
(JDA’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Completion of Acquisition of Manugistics Group, Inc.
     On July 5, 2006, JDA Software Group, Inc. (“JDA”) completed its previously announced acquisition of Manugistics Group, Inc. (“Manugistics”) pursuant to the Agreement and Plan of Merger dated April 24, 2006 (the “Merger Agreement”), by and among JDA, Stanley Acquisition Corp., a wholly-owned subsidiary of JDA (“Merger Sub”), and Manugistics. JDA’s acquisition of Manugistics was effected by merging Merger Sub with and into Manugistics with Manugistics surviving as a wholly-owned subsidiary of JDA (the “Merger”). As consideration for the Merger, each issued and outstanding share of common stock of Manugistics was converted into the right to receive $2.50 in cash. The aggregate consideration paid by JDA pursuant to the Merger Agreement was approximately $212.7 million (transaction expenses are not included in this amount).
     The terms of the Merger are more fully described in the Merger Agreement, which was filed by JDA as Exhibit 2.1 to the Current Report on Form 8-K/A filed on April 27, 2006. The full text of the press release, dated July 6, 2006, announcing the completion of the Merger, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Credit Facility
     On July 5, 2006 and in connection with the Merger, JDA and Manugistics (collectively, the “Borrowers”) entered into a credit agreement (the “Credit Agreement”) to establish a credit facility (the “Credit Facility”) with several lenders (the “Lenders”) providing for $175 million in aggregate principal amount in term loans, $50 million in a revolving credit facility (including letters of credit) and providing for additional credit facilities up to an aggregate amount of $75 million subject to certain terms and conditions set forth in the Credit Agreement. The obligations under the Credit Agreement are guaranteed by, and secured by a lien on substantially all of the assets of, JDA and its domestic subsidiaries, including Manugistics, and by a pledge of two-thirds of the shares of certain foreign subsidiaries. Pursuant to the Credit Agreement and unless extended, the term loan will mature on July 5, 2013, and the revolving credit facility will mature on July 5, 2012. The interest rate for the term loan of the Credit Facility, at the option of JDA, is based on LIBOR or a prime rate plus a margin, and the interest rate for the revolving credit facility, at the option of JDA, will be based on LIBOR or a prime rate plus, in each case, a margin based on JDA’s leverage ratio. The Credit Agreement contains customary events of default that permit the Lenders to accelerate the Borrowers’ outstanding obligations if not cured within applicable grace periods, including the nonpayment of reimbursement obligations, fees or other amounts, a specified change in control, violation of covenants, or inaccuracy of representations and warranties and provides for automatic acceleration upon the occurrence of bankruptcy and other insolvency events. The proceeds from the Credit

Facility were used in part to fund the Merger consideration, the cash tender offer by Manugistics of its 5% Convertible Subordinated Notes due 2007, related transaction expenses and the working capital requirements of JDA.
      The Credit Agreement is incorporated herein by reference and is attached hereto as Exhibit 4.1. The description of the Credit Agreement herein is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement.
      The Credit Agreement contains representations and warranties of JDA made to the Lenders. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure schedule that JDA provided to the Lenders in connection with the signing of the Credit Agreement. While JDA does not believe that the confidential disclosure schedule contains information securities laws require it to publicly disclose other than information that has already been so disclosed, the disclosure schedule does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Credit Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedule. The disclosure schedule contains information that has been included in JDA’s general prior public disclosures, as well as additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Credit Agreement, which subsequent information may or may not be fully reflected in JDA’s public disclosures.
Equity Financing
      Effective July 5, 2006, in connection with the Merger, JDA issued 50,000 shares of a newly-created series of preferred stock, the Series B Convertible Preferred Stock (the “Series B Preferred Stock”), to funds affiliated with Thoma Cressey Equity Partners Inc. (“Thoma Cressey”) for $50 million in cash (the “Equity Financing”). The issuance was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (“Regulation D”), based on the representations of Thoma Cressey as being qualified as an “accredited investor” under Regulation D. The Series B Preferred Stock is convertible into JDA’s common stock at a price per share of $13.875. The rights, preferences and privileges of the Series B Preferred Stock are set forth in the Certificate of Designation attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
      On July 6, 2006, JDA announced certain of its preliminary financial results for the quarter ended June 30, 2006 by issuing a press release and on the same date, JDA will hold a related conference call to discuss these preliminary results. The full text of the press release issued in connection with the announcement is attached as Exhibit No. 99.2 to this Current Report on Form 8-K. The press release and the conference call contain forward-looking statements regarding JDA and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

     The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Use of Non-GAAP Financial Information
     JDA provides a non-GAAP measure of earnings per share in the attached press release regarding preliminary financial results for the quarter ended June 30, 2006. The presentation is intended to be a supplemental measure of performance and typically excludes non-cash charges such as amortization of intangibles, and other non-recurring charges that impact the comparability of one quarter to another, or the comparability of JDA’s performance to another company that is providing this type of supplemental information. It is not intended to replace or to be displayed more prominently than our GAAP measurement of earnings per share. Our final earnings release for the quarter ended June 30, 2006 will include a clear, tabular disclosure to enable investors to reconcile the non-GAAP measures to the most directly comparable measure under GAAP.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a JDA.
     The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective July 5, 2006 and in connection with the Equity Financing, Mr. Orlando Bravo, a Partner with Thoma Cressey, was appointed as a class III director of JDA, to serve until the 2008 Annual Meeting of JDA or until his earlier death, resignation or removal. Mr. Bravo’s appointment fills a vacancy that resulted from an increase in the size of the board to six directors effective on the same date. Mr. Bravo was designated by Thoma Cressey and his appointment was a condition of the Equity Financing described in Item 2.01 above. The right of Thoma Cressey to designate Mr. Bravo is more fully described in the Preferred Stock Purchase Agreement, which was filed by JDA as Exhibit 10.1 to the Current Report on Form 8-K/A filed on April 27, 2006.
     As of the date of this filing, Mr. Bravo is expected to be appointed as a member of the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective July 5, 2006, JDA filed with the Delaware Secretary of State, a Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of the Series B Convertible Preferred Stock (the “Series B Certificate”), thereby creating out of the authorized shares of the preferred stock, par value $1.00 per share, of JDA, a series of preferred stock designated as the Series B Convertible Preferred Stock. The Series B Preferred Stock consists of 50,000 shares. The Series B Certificate sets forth the rights, preferences, privileges and restrictions of the Series B Preferred Stock including, but not limited to, the following:
     · Rank: Upon the liquidation, dissolution or winding up of the affairs of JDA, the Series B Preferred Stock shall rank prior to JDA’s common stock, par value $.01 per share (the “Common Stock”), JDA’s Series A Preferred Stock, par value $.01 per share (together with the Common Stock, the “Junior Securities”) and all other classes and series of JDA’s capital stock hereafter created that, by their terms, rank junior to the Series B Preferred Stock. The Series B Preferred Stock shall be subordinate to and rank junior to all indebtedness of JDA now or hereafter outstanding.
     · Dividends: Whenever the Board of Directors declares a dividend on the Common Stock, each holder of record of a share of Series B Preferred Stock on the date set by the Board of Directors to determine the owners of the Common Stock of record entitled to receive such dividend (the “Record Date”) shall be entitled to receive, out of any assets at the time legally available therefore, an amount equal to such dividend declared on one share of Common Stock multiplied by the number of shares of Common Stock into which such share, or such fraction of a share, of Series B Preferred Stock could be converted on the Record Date.
     · Voting Rights: The Series B Preferred Stock will vote together with the common stock and not as a separate class on an as-converted basis except, as long as 25% of the initial shares of Series B Preferred Stock remain outstanding, the approval of the holders of a majority of the then outstanding shares of Series B Preferred Stock shall be required to:
          (i) authorize, issue, sell (or take any similar action) any equity securities of JDA or any of its subsidiaries other than issuances of up to an aggregate of 6,254,418 shares of the Common Stock, upon the exercise of options issued pursuant to JDA’s equity incentive plans, and certain other exempted securities;
          (ii) consummate or permit any of its subsidiaries to consummate certain corporate events, including a merger or consolidation, within three years of the original date of issuance of the Series B Preferred Stock;
          (iii) liquidate, dissolve or effect a recapitalization or reorganization of JDA;
          (iv) make any material change to JDA’s capital structure;
          (v) make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due; or take any similar action under any bankruptcy or similar law;
          (vi) acquire any material interest or material investment in any company or business or any material joint venture;

          (vii) create or incur any indebtedness for borrowed money, other than intercompany loans;
          (viii) become subject to any agreement or instrument which by its terms would restrict (a) the right of any of its subsidiaries to make loans or advances or pay dividends to, transfer property to, or repay any indebtedness owed to, JDA or any of its subsidiaries or (b) JDA’s right to perform the provisions of the Series B Certificate or JDA’s bylaws;
          (ix) increase the number of authorized shares of any series of preferred stock or alter, change or otherwise affect or impair the rights, preferences or powers or the relative preferences and priorities of the holders of any series of preferred stock;
          (x) make any amendment to the Certificate of Incorporation, the Series B Certificate or JDA’s bylaws (other than as required by law);
          (xi) adopt or amend any anti-takeover protections, other than the adoption or entering into of change of control agreements with officers of JDA on terms substantially similar to the terms of the change of control agreements between the corporation and officers of JDA in effect on the date of the initial issuance of the Series B Preferred Stock; or
          (xii) commit or agree to do any of the foregoing.
     Notwithstanding the foregoing, no consent or affirmative vote of the holders of the Series B Preferred Stock shall be required for JDA to (x) enter into any agreement with respect to the initial incurrence of debt under the Credit Facility or any incurrence of revolving credit indebtedness thereunder (including the incurrence of liens), (y) perform any of its obligations thereunder or abide by any of the provisions thereof or (z) repay or prepay any loans, indebtedness or obligations thereunder when due.
     · Liquidation Preference: Upon any liquidation, dissolution or winding up of JDA (whether voluntary or involuntary) (a “Liquidation Event”), each holder of Series B Preferred Stock shall be entitled to be paid out of cash legally available for distribution to stockholders, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of (i) $1,000 for each share of the Series B Preferred Stock (each, a “Share” and collectively, the “Shares”) held by such holder plus all accrued and unpaid dividends thereon and (ii) the aggregate amount that would be paid in connection with such Liquidation Event with respect to the Common Stock issuable upon conversion of all Shares held by such holder had all of the outstanding Series B Preferred Stock been converted immediately prior to such Liquidation Event, and the holders of Series B Preferred Stock shall not be entitled to any further payment.
     · Conversion: The holders of Series B Preferred Stock may elect to convert their Shares into Common Stock at a conversion price of $13.875 per share of Common Stock, subject to certain adjustments (the “Conversion Price”).
     · Redemption of Holders: The holders of Series B Preferred Stock may redeem their Shares at any time on or after the earlier of (i) September 6, 2013, (ii) upon the occurrence of certain corporate events, including a merger, sale of assets, consolidation or change in ownership, and (iii) upon the occurrence of JDA’s noncompliance with certain obligations. Upon such redemption, the holder shall receive for each Share the greater of (i) $1,000 plus all accrued and unpaid dividends thereon and (ii) the sum of (a) the fair market value of the

Common Stock issuable upon conversion of such Share plus (b) accrued and unpaid dividends on such Share.
     · Redemption of JDA: JDA may force a conversion of all of the outstanding shares of Series B Preferred Stock into shares of Common Stock at any time after the Common Stock has closed for 20 consecutive trading days at or above 250% of the Conversion Price.
     The Certificate of Designation is attached hereto as Exhibit 3.1 and incorporated herein by reference. The description of the rights, preferences, privileges and restrictions of the Series B Preferred Stock herein is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation.
Item 9.01. Financial Statements and Exhibits
  (a) Financial Statements for Businesses Acquired.
     The financial information required by this item has not been filed on this initial Current Report on Form 8-K. Instead, financial information will be filed by amendment within 71 days of the date that this initial report on Form 8-K is required to be filed with the Commission.
  (b) Pro Forma Financial Information.
     The pro forma financial information required by this item has not been filed on this initial Current Report on Form 8-K. Instead, the pro forma financial information will be filed by amendment within 71 days of the date that this initial report on Form 8-K is required to be filed with the Commission.
  (c) Exhibits
     See Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.
Date: July 6, 2006	By:	/s/ Kristin L. Magnuson
Kristin L. Magnuson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation of rights, preferences, privileges and restrictions of Series B Convertible Preferred Stock of JDA Software Group, Inc. filed with the Secretary of State of the State of Delaware on July 5, 2006.

4.1	Credit Agreement dated as of July 5, 2006, among JDA Software Group, Inc., Manugistics Group, Inc., Citicorp North America, Inc., Citibank, N.A., Citigroup Global Markets Inc., UBS Securities LLC and Wells Fargo Foothill, LLC and the Lenders named therein.

99.1	Press release dated July 6, 2006 (JDA Software Completes Manugistics Acquisition).

99.2	Press release dated July 6, 2006 (JDA Announces Preliminary Second Quarter 2006 Results).